                                                                    EXHIBIT 99.8


                                     SEVENTH

                                    AMENDMENT

                                       TO

             CUSTODIAN, FUND ACCOUNTING AND RECORDKEEPING AGREEMENT

                                 BY AND BETWEEN

                       KEYSTONE CUSTODIAN FUND, SERIES K-2

                                       AND

                       STATE STREET BANK AND TRUST COMPANY

     This Seventh Amendment to the Custodian, Fund Accounting and Recordkeeping Agreement by and between KEYSTONE CUSTODIAN FUND, SERIES K-2, a Pennsylvania common law trust organized and existing under the laws of the state of Pennsylvania and having a principal place of business at 99 High Street, Boston, Massachusetts 02110 (hereinafter called the "Fund"), and State Street Bank and Trust Company, a Massachusetts trust company, having its principal place of business at 225 Franklin Street, Boston, Massachusetts 02110 (hereinafter called the "Custodian").

     WHEREAS: The Fund and the Custodian are parties to a Custodian, Fund Accounting and Recordkeeping Agreement dated December 31, 1979, as most recently amended January 1, 1989 (the "Custodian Contract");

     WHEREAS: The Fund desires that the Custodian issue a letter of credit (the "Letter of Credit") on behalf of the Fund for the benefit of ICI Mutual Insurance Company (the "Company") in accordance with the Continuing Letter of Credit and Security Agreement and that the Fund's obligations to the Custodian with respect to the Letter of Credit shall be fully collateralized at all times while the Letter of Credit is outstanding by, among other things, segregated assets of the Fund equal to 100% of the Fund's proportionate share of the face amount of the Letter of Credit;

     WHEREAS: the Custodian Contract provides for the establishment of segregated accounts for proper Fund purposes upon Proper Instructions (as defined in the Custodian Contract); and

     WHEREAS: The Fund and the Custodian desire to establish a segregated account to hold the collateral for the Fund's obligations to the Custodian with respect to the Letter of Credit and to amend the Custodian Contract to provide for the establishment and maintenance thereof:

     WITNESSETH: That in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto hereby amend the Custodian Contract as follows:

     1. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Custodian Contract.

     2. The Fund hereby instructs the Custodian to establish and maintain a segregated account (the "Letter of Credit Custody Account") for and on behalf of the Fund as contemplated by [Section II, Paragraph 3N (iv) of the Custodian Contract] for the purpose of collateralizing the Fund's obligations under this Amendment to the Custodian Contract.

     3. The Fund shall deposit with the Custodian and the Custodian shall hold in the Letter of Credit Custody Account cash, certificates of deposit, U.S. government securities or other high-grade debt securities owned by the Fund acceptable to the Custodian (collectively "Collateral Securities") equal to 100% of the Fund's proportionate share of the face amount which the Company may draw under the Letter of Credit. Upon receipt of such Collateral Securities in the Letter of Credit Custody Account, the Custodian shall issue the Letter of Credit to the Company.

     4. The Fund hereby grants to the Custodian a security interest in the Collateral Securities from time to time in the Letter of Credit Custody Account (the "Collateral") to secure the performance of the Fund's obligations to the Custodian with respect to the Letter of Credit, including, without limitation, under Section 5-144(3) of the Uniform Commercial Code. The Fund shall register the pledge of Collateral and execute and deliver to the Custodian such powers and instruments of assignment as may be requested by the Custodian to evidence and perfect the limited interest in the Collateral granted hereby.

     5. The Collateral Securities in the Letter of Credit Custody Account may be substituted or exchanged (including substitutions or exchanges which increase or decrease the aggregate value of the Collateral) only pursuant to Proper Instructions from the Fund after the Fund notifies the Custodian of the contemplated substitution or exchange and the Custodian agrees that such substitution or exchange is acceptable to the Custodian.

     6. Upon any payment made pursuant to the Letter of Credit by the Custodian to the Company, the Custodian may withdraw from the Letter of Credit Custody Account Collateral Securities in an amount equal in value to the amount actually so paid. The Custodian shall have with respect to the Collateral so withdrawn all of the rights of a secured creditor under the Uniform Commercial Code as adopted in the Commonwealth of Massachusetts at the time of such withdrawal and all other rights granted or permitted to it under law.

     7. The Custodian will transfer upon receipt all income earned on the Collateral to the Fund custody account unless the Custodian receives Proper Instructions from the Fund to the contrary.

     8. Upon the drawing by the Company of all amounts which may become payable to it under the Letter of Credit and the withdrawal of all Collateral Securities with respect thereto by the Custodian pursuant to Section 6 hereof, or upon the termination of the Letter of Credit by the Fund with the written consent of the Company, the Custodian shall transfer any Collateral Securities then remaining in the Letter of Credit Custody Account to another fund custody account.

     9. Collateral held in the Letter of Credit Custody Account shall be released only in accordance with the provisions of this Amendment to Custodian Contract. The Collateral shall at all times until withdrawn pursuant to Section 6 hereof remain the property of the Fund, subject only to the extent of the interest granted herein to the Custodian.

     10. Notwithstanding any other termination of the Custodian Contract, the Custodian Contract shall remain in full force and effect with respect to the Letter of Credit Custody Account until transfer of all Collateral Securities pursuant to Section 8 hereof.

     11. The Custodian shall be entitled to reasonable compensation for its issuance of the Letter of Credit and for its services in connection with the Letter of Credit Custody Account as agreed upon from time to time between the Fund and the Custodian.

     12. The Custodian Contract as amended hereby shall be governed by, and construed and interpreted under, the laws of the Commonwealth of Massachusetts.

     13. The parties agree to execute and deliver all such further documents and instruments and to take such further action as may be required to carry out the purposes of the Custodian Contract, as amended hereby.

     14. Except as provided in this Amendment, the Custodian Contract shall remain in full force and effect, without amendment or modification, and all applicable provisions of the Custodian Contract, as amended hereby, shall govern the Letter of Credit Custody Account and the rights and obligations of the Fund and the Custodian under this Amendment to Custodian Contract. No provision of this Amendment to Custodian Contract shall be deemed to constitute a waiver of any rights of the Custodian under the Custodian Contract or under law.

     IN WITNESS WHEREOF, each of the parties has caused this Amendment to Custodian Contract to be executed in its name and behalf by its duly authorized representatives and its seal to be hereunder affixed as of the 8th day of February, 1990.


ATTEST:                                     KEYSTONE CUSTODIAN FUND,
                                            SERIES K-2


By:                                         By: James R. McCall
   ------------------------                     -------------------------------

ATTEST:                                     STATE STREET BANK AND TRUST COMPANY


By:  [illegible]                            By: Kate Donelin
   ------------------------                     -------------------------------
     Assistant Secretary                        Vice President

                                      SIXTH

                                    AMENDMENT

                                       TO

             CUSTODIAN, FUND ACCOUNTING AND RECORDKEEPING AGREEMENT

                                 BY AND BETWEEN

                       KEYSTONE CUSTODIAN FUND, SERIES K-2

                                       AND

                       STATE STREET BANK AND TRUST COMPANY

     This Sixth Amendment to the Custodian, Fund Accounting and Recordkeeping Agreement by and between KEYSTONE CUSTODIAN FUND, SERIES K-2 ("Fund") and STATE STREET BANK AND TRUST COMPANY ("State Street"), dated December 31, 1979 and amended through January 1, 1989 ("Agreement"), is made by and between the Fund and State Street as of February 8, 1990.

     In consideration of the mutual agreements contained herein, State Street and the Fund hereby agree to amend the Agreement as follows:

     1. Section II is amended by deleting Paragraph 8 and by inserting the following as Paragraph 7A:

     "7A. The Fund shall pay State Street for its services as Custodian such compensation as specified in the existing Schedule A. Such compensation shall remain fixed until March 31, 1990 unless this Agreement is terminated as provided in Paragraph 8A."

     2. In all other respects the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by a duly authorized officer as of the day and year first above written.

ATTEST:                                    KEYSTONE CUSTODIAN FUND, SERIES K-2

[illegible]                                By: James R. McCall
  ------------------------                     -------------------------------

ATTEST:                                    STATE STREET BANK AND TRUST COMPANY

[illegible]                                By: Kate Donelin
  ------------------------                     -------------------------------
                                               Vice President

                                      FIFTH

                                    AMENDMENT

                                       TO

             CUSTODIAN, FUND ACCOUNTING AND RECORDKEEPING AGREEMENT

                                 BY AND BETWEEN


                  KEYSTONE CUSTODIAN FUNDS, INC. AS TRUSTEE OF

                       KEYSTONE CUSTODIAN FUND, SERIES K-2

                                       AND

                       STATE STREET BANK AND TRUST COMPANY

     This Fifth Amendment to the Custodian, Fund Accounting and Recordkeeping Agreement by and between KEYSTONE CUSTODIAN FUND, INC. AS TRUSTEE OF KEYSTONE CUSTODIAN FUND, SERIES K-2, ("Fund") and STATE STREET BANK AND TRUST COMPANY ("State Street"), dated December 31, 1979 and amended through September 1, 1988 ("Agreement") is made by and between the Fund and State Street as of January 1, 1989.

     In consideration of the mutual agreements contained herein, State Street and the Fund hereby agree to amend the Agreement as follows:

     1. Section 3-D of Section II entitled, Purchases is amended by concluding the first sentence of such paragraph with the following:

         "or, upon receipt by State Street of a facsimile copy of a letter of understanding with respect to a time deposit account of the Fund signed by any bank, whether domestic or foreign, and pursuant to Proper Instructions from the Fund as defined in Section 5-A, for transfer to the time deposit account of the Fund in such bank; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank."

     2. Section II is amended by deleting existing Paragraph 7 and by inserting the following as Paragraph 7:

        "7. The Fund shall pay State Street for its services as Custodian such compensation as shall be specified in the attached Exhibit A. Such compensation shall remain fixed until December 31, 1989, unless thi Agreement is terminated as provided in Section 8A."


     3. In all other respects the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by a duly authorized officer as of the day and year first above written.

ATTEST:                                     KEYSTONE CUSTODIAN FUNDS, INC.
                                            AS TRUSTEE OF KEYSTONE CUSTODIAN
                                            FUND, SERIES K-2

                                       By:  Albert H. Elfner, III
   ------------------------                 -------------------------------
                                            President


ATTEST:                                     STATE STREET BANK AND TRUST COMPANY

                                       By:  Kate Donelin
   ------------------------                 -------------------------------
                                            Vice President

                                     FOURTH

                                    AMENDMENT

                                       TO

             CUSTODIAN, FUND ACCOUNTING AND RECORDKEEPING AGREEMENT

                                 BY AND BETWEEN

                         KEYSTONE CUSTODIAN FUNDS, INC.,
                                 AS TRUSTEE FOR
                       KEYSTONE CUSTODIAN FUND, SERIES K-2

                                       AND

                       STATE STREET BANK AND TRUST COMPANY


     This Fourth Amendment to the Custodian, Fund Accounting and Recordkeeping Agreement by and between KEYSTONE CUSTODIAN FUNDS, INC. AS TRUSTEE FOR KEYSTONE CUSTODIAN FUND, SERIES K-2 ("Fund") and STATE STREET BANK AND TRUST COMPANY ("State Street"), dated December 31, 1979 and amended through December 31, 1984 ("Agreement") is made by and between the Fund and State Street as of September 1, 1988.

     In consideration of the mutual agreements contained herein, State Street and the Fund hereby agree to amend the Agreement as follows:

     1. Section II, Paragraph 3(K) is amended by inserting the following language after Paragraph 3(J) and by renumbering existing Paragraph 3(K) as Paragraph 3(L):

         "K. Compliance with Applicable Rules and Regulations of The Options Clearing Corporation and National Securities or Commodities Exchanges or Commissions. Upon receipt of proper instructions, deliver securities in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 ("Exchange Act") and a member of the National Association of Securities Dealers, Inc.("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund; or, upon receipt of proper instructions deliver securities in accordance with the provisions of any agreement among the Fund, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Fund."

     2. Existing Section II, Paragraph 3(L) is renumbered as Paragraph 3(M).

     3. The following language is inserted after new Paragraph 3(M) as Paragraph 3(N):

         "N. Segregated Account. The Custodian shall upon receipt of proper instructions, establish and maintain a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Paragraph 3(B) hereof, (i) in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Fund or commodity futures contracts or options thereon purchased or sold by the Fund,
(iii) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies and (iv), for other proper corporate purposes, but only, in the case of clause (iv), upon receipt of, in addition to proper instructions, a certified copy of a resolution of the Board of Trustees signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes."


     4. Existing Section II, Paragraphs 3(M) and 3(N) are renumbered as Paragraphs 3(O) and 3(P).

     5. In all other respects the Agreement shall remain in full force and effect.


     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by a duly authorized officer as of the day and year first above written.


ATTEST:                                KEYSTONE CUSTODIAN FUNDS, INC.
                                       AS TRUSTEE FOR
                                       KEYSTONE CUSTODIAN FUND,
                                       SERIES K-2


Rosemary D. Van Antwerp           By:  Albert H. Elfner, III
--------------------------             ----------------------------------
                                       President

ATTEST:                                STATE STREET BANK AND TRUST
                                       COMPANY

                                       By:  Kate Donelin
--------------------------             ----------------------------------
                                       Vice President

                                 THIRD AMENDMENT
                                       TO
             CUSTODIAN, FUND ACCOUNTING AND RECORDKEEPING AGREEMENT
                                 BY AND BETWEEN
                       KEYSTONE CUSTODIAN FUND, SERIES K-2
                                       AND
                       STATE STREET BANK AND TRUST COMPANY

           This Third Amendment to the Custodian, Fund Accounting and Recordkeeping Agreement by and between KEYSTONE CUSTODIAN FUNDS, INC., AS TRUSTEE OF KEYSTONE CUSTODIAN FUND, SERIES K-2 (the "Fund") and STATE STREET BANK AND TRUST COMPANY ("State Street"), dated December 31, 1979, amended January 1, 1982, and December 31, 1982 ("Agreement") is made by and between the Fund and State Street as of December 31, 1984.

           In consideration of the mutual agreements contained herein, State Street and the Fund hereby agree to amend the Agreement by replacing each of
  Section II, Paragraph 6(B), and Section II, Paragraph 7 with the following provisions:

          "6. B. Expense Reimbursement. State Street shall be entitled to receive from the Fund on demand reimbursement for its cash disbursements, expenses and charges, excluding salaries and usual overhead expenses, as set forth on the attached Schedule D.

           "7. The Fund shall pay State Street for its services as Custodian such compensation as shall be as specified in the attached Schedule D. Such compensation shall remain as provided in Schedule D until December 31, 1986, unless this Agreement is terminated as provided in Section 8A; provided, however, that in the event either party terminates this Agreement as provided in Section 8A State Street hereby guarantees and agrees that no new agreement entered into between the parties shall require payment during such period of compensation greater than that specified herein."

             IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Agreement to be executed in its name and on its behalf by a duly authorized officer as of the day and year first written above.


ATTEST:                                KEYSTONE CUSTODIAN FUNDS, INC.
                                       AS TRUSTEE OF CUSTODIAN FUND,
                                       SERIES K-2


Rosemary D. Van Antwerp           By:  Ralph J. Spuehler, Jr.
--------------------------             ----------------------------------
                                       Treasurer

ATTEST:                                STATE STREET BANK AND TRUST
                                       COMPANY

                                  By:  B. Weidlich
--------------------------             ----------------------------------
                                       Vice President

                                                                      Schedule D

                       STATE STREET BANK AND TRUST COMPANY
                             Custodian Fee Schedule
                       KEYSTONE CUSTODIAN FUND, SERIES K-2
                               (Effective 1/1/85 )


  I. Administration

 Custodian, Portfolio and Fund Accounting Service - Maintain custody of Fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions. Maintain investment ledgers, provide selected portfolio transactions, position and income reports. Maintain general ledger and capital stock accounts. Prepare daily trial balance. Calculate net asset value daily. Provide selected general ledger reports. Securities yield or market value quotations will be provided to State Street from a source designated by the Fund.

 The administration fee shown below is an annual charge, billed and payable monthly, based on average net assets and calculated in the same manner as the Fund management fee.

                                   Annual Fee

  Fund Net Assets

  First $35 million                                        1/15 of 1%
  Next $65 million                                         1/30 of 1%
  Excess                                                  1/100 of 1%

 No minimum

  II. Portfolio Trades - For each line item processed

  a) Depository Trust Company and Federal Reserve
     Book Entry System                                         $12.25
  b) Physical delivery, options and all other trades           $16.00

  III. Holdings & Appraisal Charge

           For each issue maintained - monthly charge           $5.00

  IV. Out-of Pocket Expenses

           A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following:

                  Telephone
                  Wire charges ($3.85 per wire in and $3.60 out)
                  Postage and insurance
                  Courier service
                  Legal fees
                  Supplies related to Fund records
                  Rush transfer - $8.00 each
                  Duplicating
                  DTC eligibility books
                  Transfer fees
                  Sub-custodian charges
                  Price Waterhouse audit letter
                  Check writing ($.50 per check)

  V. Additional Accounting and Reporting Functions

           $150 per month

 This fee schedule will terminate 12/31/86

                                SECOND AMENDMENT
                                       TO
             CUSTODIAN, FUND ACCOUNTING AND RECORDKEEPING AGREEMENT
                                 BY AND BETWEEN
                      KEYSTONE CUSTODIAN FUNDS, SERIES K-2
                                       AND
                       STATE STREET BANK AND TRUST COMPANY

           This Second Amendment to the Custodian, Fund Accounting and Recordkeeping Agreement by and between KEYSTONE CUSTODIAN FUNDS, INC. ("KCF") as Trustee of KEYSTONE CUSTODIAN FUNDS, SERIES K-2 (the "Fund") and STATE STREET BANK AND TRUST COMPANY ("State Street"), dated December 31, 1979 and amended January 1, 1982 (the "Agreement") is made by and between the Fund and State Street as of December 31, 1982.

            In consideration of the mutual agreements contained herein, State Street and the Fund hereby agree to amend the Agreement by replacing each of
  Section II, Paragraph 4(G), Section II, Paragraph 6(B), and Section II, Paragraph 7 with the following provisions:

          "4. G. Disbursements. Upon receipt of proper instructions, make or cause to be made, insofar as cash is available for the purpose, disbursements for the payment on behalf of the Fund of its costs and expenses or reimbursement to State Street or Keystone Custodian Funds, Inc. for their payment of any such costs and expenses including the management fee of the Fund as provided by the Fund's Trust Agreement, as amended."

          "6. B. Expense Reimbursement. State Street shall be entitled to receive from the Fund on demand reimbursement for its cash disbursements, expenses and charges, excluding salaries and usual overhead expenses, as set forth on the attached Schedule C."

          "7. The Fund shall pay State Street for its services as Custodian such compensation as shall be as specified in the attached Schedule C. Such compensation shall remain as provided in Schedule C until December 31, 1984, unless this Agreement is terminated as provided in section 8A; provided, however, that in the event either party terminates this Agreement as provided in section 8A State Street hereby guarantees and agrees that no new Agreement entered into between the parties shall require payment of compensation greater than that specified herein during such period."

          IN WITNESS WHEREOF, each of the parties hereto has caused this SECOND Amendment to the Agreement to be executed in its name and on its behalf by a duly authorized officer as of the day and year first written above.

                                              KEYSTONE CUSTODIAN FUNDS, INC.
                                              AS TRUSTEE FOR KEYSTONE CUSTODIAN
                                              FUNDS, SERIES K-2

                                             By: Ralph J. Spuehler, Jr.
                                                 -----------------------------
                                                 Treasurer
Attest:

[illegible]
-----------------------------

                                             STATE STREET BANK AND TRUST COMPANY


                                             By: B. Weidlich
                                                 -----------------------------
                                                 Vice President

Attest:

[illegible]
-----------------------------

                                                                      Schedule C

                       STATE STREET BANK AND TRUST COMPANY

                             Custodian Fee Schedule
                                  KEYSTONE K-2
                               (Effective 1/1/83 )

  I.     Administration

                 Custody, Portfolio and Fund Accounting Service - Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions. Maintain investment ledgers, provide selected portfolio transactions, position and income reports. Maintain general ledger and capital stock accounts. Prepare daily trial balance. Calculate net asset value daily. Provide selected general ledger reports. Securities yield or market value quotations will be provided to State Street from a source designated by the Fund.

                 The administration fee shown below is an annual charge, billed and payable monthly, based on average net assets and calculated in the same manner as the fund management fee.

                                   Annual Fee

         Fund Net Assets

         First $35 million                         1/15 of 1%
         Next $65 million                          1/30 of 1%
         Excess                                   1/100 of 1%

         No Minimum

   II. Portfolio Trades - For each line item processed

            All Trades                                       $ 10.00

   III. Holdings & Appraisal Charge

            For each issue maintained - monthly charge       $  5,00

   IV. Out-of-Pocket Expenses

          A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following:

               Telephone
               Wire charges ($3.65 per wire in and $3.50 out)
               Postage and insurance
               Courier service
               Legal fees
               Supplies related to fund records
               Rush transfer - $8 each
               Duplicating
               DTC Eligibility Books
               Transfer fees
               Sub-custodian charges
               Price Waterhouse Audit Letter
               Check writing ($.50 per check)

  This fee schedule will terminate 12/31/83

                                 FIRST AMENDMENT
                                       TO
             CUSTODIAN, FUND ACCOUNTING AND RECORDKEEPING AGREEMENT
                                 BY AND BETWEEN
                      KEYSTONE CUSTODIAN FUNDS, SERIES K-2
                                       AND
                       STATE STREET BANK AND TRUST COMPANY

         This First Amendment to the Custodian, Fund Accounting and Recordkeeping Agreement by and between Keystone Custodian Funds, Inc. ("KCF") as Trustee of Keystone Custodian Funds, Series K-2 (the "Fund") and State Street Bank and Trust Company ("State Street"), dated December 31, 1979 (the "Agreement") is made by and between the Fund and State Street as of January 1, 1982.

         In consideration of the mutual agreements contained herein, State Street and the Fund hereby agree to amend the Agreement by replacing all of
  Section II, Paragraph 3(B) with the following provisions:

  "B. Deposit of Fund Assets in Securities Systems.

         Notwithstanding any other provision of this Agreement, State Street may deposit and/or maintain securities owned by the Fund in Depository Trust Company, a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as "Securities System(s)" in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

     1. State Street may keep securities of the Fund in a Securities System provided that such securities are deposited in an account ("Account") of State Street in the Securities System which shall not include any assets of State Street other than assets held as a fiduciary, custodian or otherwise for customers;

     2. The records of State Street with respect to securities of the Fund which are maintained in a Securities System shall identify by bookentry those securities belonging to the Fund;

     3. State Street shall pay for securities purchased for the account of the Fund upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of State Street to reflect such payment and transfer for the account of the Fund. State Street shall transfer securities sold for the account of the Fund upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of State Street to reflect such transfer and payment for the account of the Fund. Copies of all advices from the Securities System of transfers of securities for the account of the Fund shall identify the Fund, be maintained for the Fund by State Street and be provided to the Fund at its request. State Street shall furnish the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of the Fund on the next business day;

     4. State Street shall promptly provide the Fund with any report obtained by State Street on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System. State Street shall promptly provide the Fund any report on State Street's accounting system, internal accounting control and procedures for safeguarding securities deposited with State Street which is reasonably requested by the Fund;

     5. Anything to the contrary in this Agreement notwithstanding, State Street shall be liable to the Fund for any claim, loss, liability, damage or expense to the Fund, including attorney's fees, resulting from use of a Securities System by reason of any negligence, misfeasance or misconduct of State Street or any of its agents or of any of its or their employees or from failure of State Street or any such agent to enforce effectively such rights as it may have against a Securities System. At the election of the Fund, it shall be entitled to be subrogated to the rights of State Street or its agents with respect to any claim against the Securities System or any other person which State Street or its agents may have as a consequence of any such claim, loss, liability, damage or expense if and to the extent that the Fund has not been made whole for any such loss or damage."

 "BB. State Street's Records


     The records of State Street (and its agents) with respect to its services for the Fund shall at all times during the regular business hours of State Street (or its agents) be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the Securities and Exchange Commission."

    IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by a duly authorized officer as of the day and year first written above.

                                       KEYSTONE CUSTODIAN FUNDS, INC.
                                       AS TRUSTEE FOR KEYSTONE CUSTODIAN FUNDS,
                                       SERIES  K-2

                                       By: William W. Hennig
                                           -----------------------------
Attest:

[illegible]
----------------------------

                                       STATE STREET BANK AND TRUST

                                       By: B. Weidlich
                                           ------------------------------
                                           Vice President
Attest:

[illegible]
----------------------------
Assistant Secretary

             CUSTODIAN, FUND ACCOUNTING AND RECORDKEEPING AGREEMENT

                                 by and between

                       KEYSTONE CUSTODIAN FUND, SERIES K-2

                                       and

                       STATE STREET BANK AND TRUST COMPANY

         Agreement made as of this 31st day of December 1979 by and between Keystone Custodian Fund, Inc., a Delaware business corporation ("KCF"), as trustee of Keystone Custodian Fund, Series K-2 a Pennsylvania common law trust having, its principal place of business at 99 High Street, Boston, Massachusetts 02110, (the "Fund"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts banking corporation, having its principal place of business at 225 Franklin Street, Boston, Massachusetts 02110 ("State Street").

                                WITNESSETH THAT:

          In consideration of the mutual agreements herein contained, the Fund and State Street agree as follows:

          I. DEPOSITORY.

         The Fund hereby appoints State Street as its Depository subject to the provisions hereof. The Fund shall deliver to State Street certified or authenticated copies of its Trust Agreement, all amendments thereto, a certified copy of the resolution of KCF's board of directors appointing State Street to act in the capacities covered by this Agreement and authorizing the signing of this Agreement and copies of such resolutions of KCF's board of directors, contracts and other documents as may be reasonably required by State Street in the performance of its duties hereunder.

         II. CUSTODIAN.

                1. The Fund appoints State Street as its Custodian, subject to the provisions hereof. State Street hereby accepts such appointment as Custodian. As such Custodian, State Street shall retain all securities, cash and other assets now owned or hereafter acquired by the Fund, and the Fund shall deliver and pay or cause to be delivered and paid to State Street, as Custodian, all securities, cash and other assets now owned or hereafter acquired by the Fund during the period of this Agreement.

                2. All securities delivered to State Street (other than in bearer form) shall be properly endorsed and in proper form for transfer into or in the name of the Fund, of a nominee of State Street for the exclusive use of the Fund or of such other nominee as may be mutually agreed upon by State Street and the Fund.

                3. As Custodian, State Street shall promptly:

                A. Safekeeping. Keep safely in a separate account the securities of the Fund, including without limitation all securities in bearer form, and on behalf of the Fund, receive delivery of certificates, including without limitation all securities in bearer form, for safekeeping and keep such certificates physically segregated at all times from those of any other person. State Street shall maintain records of all receipts, deliveries and locations of such securities, together with a current inventory thereof and shall conduct periodic physical inspections of certificates representing bonds and other securities held by it under this Agreement at least annually in such manner as State Street shall determine from time to time to be advisable in order to verify the accuracy of such inventory. State Street shall provide the Fund with copies of any reports of its internal count or other verification of the securities of the Fund held in its custody, including reports on its own system of internal accounting control. In addition, if and when independent certified public accounts retained by State Street shall count or otherwise verify the securities of the Fund held in State Street's custody, State Street shall provide the Fund with a copy of the report of such accountants. With respect to securities held by any agent appointed pursuant to paragraph 6-C of section II hereof, State Street may rely upon certificates from such agent as to the holdings of such agent, it being understood that such reliance in no way releases State Street of its responsibilities or liabilities under this Agreement. State Street shall promptly report to the Fund the results of such inspections, indicating any shortages or discrepancies uncovered thereby, and take appropriate action to remedy any such shortages or discrepancies.

                B. Use of a System for the Central Handling of Securities. Not withstanding any other provision of this Agreement, if in the best interest of the Fund, deposit all or any part of the securities owned by the Fund in the bookentry system of the Federal Reserve Banks (hereinafter called the "system") and to use the facilities of such system, all as provided under the provisions of Rule 17f-4 of the Investment Company Act of 1940, as amended. Without limiting the generality of such use, the following provisions shall apply thereto:

         1) State Street may keep securities of the Fund in the system provided that such securities are represented in an account ("Account") of State Street's (or its agent) in the system which shall not include any assets of State Street (or such agent) other than assets held as fiduciary, custodian or otherwise for customers. The records of State Street (and such agents) shall at all times during the regular business hours of State Street (or such agents) be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the Securities and Exchange Commission.

         2) State Street shall send to the Fund a confirmation of all transfers to or from the System for the account of the Fund. Where securities are transferred to the Fund's account, State Street shall, by book-entry or otherwise, identify as belonging to the Fund a quantity of securities in a fungible bulk of securities (i) registered in the name of State Street or its nominee or (ii) shown on State Street's account on the books of the appropriate Federal Reserve Bank. For this purpose, the term "confirmation" means advice or notice of transaction; it is not intended to require preparation by State Street of the confirmation required of broker-dealers under the Securities Exchange Act of 1934.

         3) State Street shall promptly send to the Fund any report it receives from the appropriate Federal Reserve Bank on its system of internal accounting control.

         4) Anything to the contrary in this Agreement notwithstanding, State Street shall be liable to the Fund for any claim, liability, loss or expense, including attorney's fees, resulting to such Fund from use of the system by reason of any negligence, misfeasance or misconduct of State Street (or any of its agents) or of any of its (or their) employees or from any failure of State Street (or any such agent) to enforce effectively such rights as it (or they) may have against the system. At the election of the Fund, it shall be entitled to be subrogated to State Street or its agents in any claim against the system or any other person which State Street, its agents may have as a consequence of any such claim, liability, loss or expense if and to the extent that the Fund has not been made whole for such claim, liability, loss or expense.

         C. Registered Name, Nominee. Register securities of the Fund held by State Street in the name of the Fund, of a nominee of State Street for the exclusive use of the Fund, of such other nominee as may be mutually agreed upon, or of any mutually acceptable nominee of any agent appointed pursuant to paragraph 6-C of section II hereof.

         D. Purchases. Upon receipt of proper instructions (as defined in paragraph 5-A of section II hereof; hereafter "proper instructions") and insofar as cash is available for the purpose, pay for and receive all securities purchased for the account of the Fund, payment being made only upon receipt of the securities by State Street (or any bank, banking firm, responsible commercial agent or trust company doing business in the United States and appointed pursuant to paragraph 6-C of section II hereof as State Street's agent for this purpose) registered as provided in paragraph 3-C of section II hereof or in form for transfer satisfactory to State Street, or, in the case of repurchase agreements entered into between the Fund and bank or a dealer, delivery of the securities either in certificate form or through an entry crediting State Street's account at the Federal Reserve Bank with such securities. All securities accepted by State Street shall be accompanied by payment of, or a "due bill" for, any dividends, interest or other distributions of the issuer, due the purchaser. In any and every case of a purchase of securities for the account of the Fund where payment is made by State Street in advance of receipt of the securities purchased, State Street shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by State Street except that in the case of repurchase agreements entered into by the Fund with a bank which is a member of the Federal Reserve System, State Street may transfer funds to the account of such bank prior to the receipt of written evidence that the securities subject to such repurchase agreement have been transferred by book-entry into a segregated nonproprietary account of State Street maintained with the Federal Reserve Bank of Boston, provided, that such securities have in fact been so transferred by book-entry; provided, further, however, that State Street and the Fund agree to use their best efforts to insure receipt by State Street of copies of documentation for each such transaction as promptly as possible.

         E. Exchanges. Upon receipt of proper instruction, exchange securities, interim receipts or temporary securities held by it or by any agent appointed by it pursuant to paragraph 6-C of section II hereof for the account of the Fund for other securities alone or for other securities and cash, and expend cash insofar as cash is available in connection with any merger, consolidation, reorganization, recapitalization, split-up of shares, changes of par value, conversion or in connection with the exercise of warrants, subscription or purchase rights, or otherwise, and deliver securities to the designated depository or other receiving agent in response to tender offers or similar offers to purchase received in writing; provided that in any such case the securities and/or cash to be received as a result of any such exchange, expenditure or delivery are to be delivered to State Street or its agents. State Street shall give notice as provided under paragraph 6-F of section II hereof to the Fund in connection with any transaction specified in this paragraph and at the same time shall specify to the Fund whether such notice relates to securities held by an agent appointed pursuant to paragraph 6-C of section II hereof, so that the Fund may issue to State Street proper instructions for State Street to act thereon prior to any expiration date (which shall be presumed to be two business days prior to such date unless State Street has previously advised the Fund of a different period). The Fund shall give to State Street full details of the time and method of submitting securities in response to any tender or similar offer, exercising any subscription or purchase right or making any exchange pursuant to this paragraph. When such securities are in the possession of an agent appointed by State Street pursuant to paragraph 6-C of section II hereof, the proper instructions referred to in the preceding sentence must be received by State Street in timely enough fashion (which shall be presumed to be three business days unless State Street has advised the Fund in writing of a different period) for State Street to notify the agent in sufficient time to permit such agent to act prior to any expiration date.

         F. Sales. Upon receipt of proper instructions and upon receipt of full payment therefor, release and deliver securities which have been sold for the account of the Fund. At the time of delivery all such payments are to be made in cash, by a certified check upon or a treasurer's or cashier's check of a bank, by effective bank wire transfer through the Federal Reserve Wire System or, if appropriate, outside of the Federal Reserve Wire System and subsequent credit to the Fund's Custodian account, or, in case of delivery through a stock clearing company, by book-entry credit by the stock clearing company in accordance with the then current "street" custom.

         G. Purchases by Issuer. Upon receipt of proper instructions, release and deliver securities owned by the Fund to the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that in any such case, the cash or other consideration is to be delivered to State Street.

         H. Changes of Name and Denomination. Upon receipt of proper instructions, release and deliver securities owned by the Fund to the issuer thereof or its agent for transfer into the name of the Fund or of a nominee of State Street or of the Fund for the exclusive use of the Fund or for exchange for a different number of bonds, certificates, or other evidence representing the same aggregate face amount or number of units bearing the same interest rate, maturity date and call provisions if any; provided that in any such case, the new securities are to be delivered to State Street.

         I. Street Delivery. In connection with delivery in New York City and upon receipt of proper instructions, which in the case of registered securities may be standing instructions, release securities owned by the Fund upon receipt of a written receipt for such securities to the broker selling the same for examination in accordance with the existing "street delivery" custom. In every instance either payment in full for such securities shall be made or such securities shall be returned to the Custodian that same day. In the event existing "street delivery" custom is modified, State Street shall obtain authorization from the board of directors of KCF prior to any use of such modified "street delivery" custom.

         J. Release of Securities for Use as Collateral. Upon receipt Of proper instructions and subject to section 3(b) of Article III of the Trust Agreement, release securities belonging to the Fund to any bank or trust company for the purpose of pledge, mortgage or hypothecation to secure any loan incurred by the Fund; provided, however, that securities shall be released only upon payment to State Street of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made, subject to proper prior authorization from the Fund, further securities may be released for that purpose. Upon receipt of proper instructions, pay such loan upon redelivery to it of the securities pledged or hypothecated therefore and upon surrender of the note or notes evidencing the loan.

         K. Release or Delivery of Securities for Other Purposes. Upon receipt of proper instructions, release or deliver any securities held by it for the account of the Fund for any other purpose (in addition to those specified in paragraphs 3-E, 3-F, 3-G, 3-H, 3-I and 3-J of section II hereof) which the Fund declares is a proper corporate purpose pursuant to proper instructions.

         L. Proxies, Notices, Etc. State Street shall promptly forward upon receipt to the Fund all forms of proxies and all notices of meetings and any other notices or announcements affecting or relating to the securities, including without limitation notices relating to class action claims and bankruptcy claims, and upon receipt of proper instructions execute and deliver or cause its nominee to execute and deliver such proxies or other authorizations as may be required. State Street, its nominee or its agents shall not vote upon any of the securities or execute any proxy to vote thereon or give any consent or take any other action with respect thereto (except as otherwise herein provided) unless ordered to do so by proper instructions. State Street shall require its agents and sub-custodians appointed pursuant to paragraph 6-C of section II hereof to forward any such announcements and notices to State Street upon receipt.

         M. Miscellaneous. In general, attend to all nondiscretionary details in connection with the sale, exchange, substitution, purchase, transfer or other dealing with such securities or property of the Fund, except as otherwise directed by the Fund pursuant to proper instructions. State Street shall render to the Fund daily a report of all monies received or paid on behalf of the Fund, an itemized statement of the securities and cash for which it is accountable to the Fund under this Agreement and itemized statement of security transactions which settled the day before and shall render to the Fund weekly an itemized statement of security transactions which failed to settle as scheduled. At the end of each week State Street shall provide a list of all security transactions that remain unsettled at such time.

      4. Additionally, as Custodian, State Street shall promptly:

         A. Bank Account. Retain safely all cash of the Fund, other than cash maintained by the Fund in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940, as amended, in the banking department of State Street in a separate account or accounts in the name of the Fund, subject only to draft or order by State Street acting pursuant to the terms of this Agreement. If and when authorized by proper instructions in accordance with a vote of the board of directors of KCF, State Street may open and maintain an additional account or accounts in such other bank or trust companies as may be designated by such instructions, such account or accounts, however, to be solely in the name of State Street in its capacity as Custodian and subject only to its draft or order in accordance with the terms of this Agreement. State Street shall furnish the Fund, not later than thirty (30) calendar days after the last business day of each month, a statement reflecting the current status of its internal reconciliation of the closing balance as of that day in all accounts described in this paragraph to the balance shown on the daily cash report for that day rendered to the Fund.

         B. Collections. Unless otherwise instructed by receipt of proper instructions, collect, receive and deposit in the bank account or accounts maintained pursuant to paragraph 4-A of section II hereof all income and other payments with respect to the securities held hereunder, execute ownership and other certificates and affidavits for all Federal and State tax purposes in connection with the collection of bond and note coupons, do all other things necessary or proper in connection with the collection of such income, and without waiving the generality of the foregoing:

            (1) Present for payment on the date of payment all coupons and other income items requiring presentation;

            (2) present for payment all securities which may mature or be called, redeemed, retired or otherwise become payable on the date such securities become payable;

            (3) endorse and deposit for collection, in the name of the Fund, checks, drafts or other negotiable instruments on the same day as received.

         In any case in which State Street does not receive any such due and unpaid income within a reasonable time after it has made proper demands for the same (which shall be presumed to consist of at least three demand letters and at least one telephonic demand), it shall so notify the Fund in writing, including copies of all demand letters, any written responses thereto, and memoranda of all oral responses thereto and to telephonic demands, and await proper instruction; the Custodian shall not be obliged to take legal action for collection unless and until reasonably indemnified to its satisfaction for the reasonable costs of such legal action for collection. It shall also notify the Fund as soon as reasonably practicable whenever income due on securities is not collected in due course.

         C. Sale of shares of the Fund. Make such arrangements with the Transfer Agent of the Fund as will enable State Street to make certain it receives the cash consideration due to the Fund for shares of the Fund as may be issued or sold from time to time by the Fund, all in accordance with the Fund's Trust Agreement, as amended.

         D. Dividends and Distributions. Upon receipt of proper instructions, release or otherwise apply cash insofar as cash is available for the purpose for the payment of dividends or other distributions to shareholders of the Fund.

         E. Redemption of Shares of the Fund. From such funds as may be available for the purpose, but subject to the limitation of the Fund's Trust Agreement as amended, and applicable resolutions of the board of directors of KCF pursuant thereto, make funds available to shareholders who have delivered to the Transfer Agent a request for redemption of their shares by the Fund pursuant to said Trust Agreement, as amended.

         In connection with the redemption of shares of the Fund pursuant to the Fund's Trust Agreement, as amended, State Street is authorized and directed upon receipt of proper instructions from the Transfer Agent for the Fund to make funds available for transfer through the Federal Reserve Wire system or by other bank wire to a commercial bank account designated by the redeeming shareholder.

         F. Stock Dividends, Rights, Etc. Receive and collect all stock dividends, rights and other items of like nature; and deal with the same pursuant to proper instructions relative thereto.

         G. Disbursements. Upon receipt of proper instructions, make or cause to be made, insofar as cash is available for the purpose, disbursements for the payment on behalf of the Fund of taxes or reimbursement to State Street or Keystone Custodian Funds, Inc. for their payment of any such taxes and of the management fee and recurring charge as provided by Article I, section 3 of the Fund's Trust Agreement, as amended.

         H. Other Proper Corporate Purposes. Upon receipt of proper instructions, make or cause to be made, insofar as cash is available for the purpose, disbursements for any other purpose (in addition to the purposes specified in paragraphs 3-D, 3-E, 4-D, 4-E, and 4-G of this Agreement) which the Fund declares is a proper corporate purpose.

         I. Records. Create, maintain and retain all records a) relating to its activities and obligations under this Agreement in such manner as shall meet the obligations of the Fund under the Investment Company Act of 1940, as amended, particularly Section 31 thereof and Rules 31a-1 and 31a-2 thereunder, under applicable Federal and State tax laws and under any other law or administrative rules or procedures which may be applicable to the Fund, b) necessary to comply with the representations of Part I - Fund Custodian Services and Part II - Portfolio Pricing and Accounting of State Street's Response, dated May 1, 1979, as amended, to Keystone Custodian Funds, Inc.'s and the Massachusetts Companies, Inc.'s Request for Proposal, dated March 19, 1979, as amended, (amendments after June 22, 1979 are set forth in Exhibit B) ("Parts I and II"), insofar as such representations relate to the creation, maintenance and retention of records for the Fund or c) as reasonably requested from time to time by the Fund. All records maintained by State Street in connection with the performance of its duties under this Agreement shall remain the property of the Fund and in the event of termination of this Agreement shall be delivered in accordance with the terms of paragraph 8 below.

         J. Miscellaneous. Assist generally in the preparation of routine reports to holders of shares of the Fund, to the Securities and Exchange Commission, including forms N1-R and N-1Q, to State "Blue Sky" authorities, to others in the auditing of accounts and in other matters of like nature, as required to comply with the representations of Parts I and II insofar as such representations relate to the preparation of reports for the Fund and as otherwise reasonably requested by the Fund.

         K. Fund Accounting and Net Asset Value Computation. State Street shall maintain the general ledger and all other books of account of the Fund, including the accounting for the Fund's portfolio. In addition, upon receipt of proper instructions, which may be deemed to be continuing instructions, State Street shall daily compute the net asset value of the Shares of the Fund and the total net asset value of the Fund. State Street shall, in addition, perform such other services incidental to its duties hereunder as may be reasonably requested from time to time by the Fund.

         L. Services under Parts I and Part II. In addition to the services specified herein, State Street shall perform those services set forth in Parts I and II, including without limitation general ledger accounting, daily Fund portfolio pricing and custodian services to the extent such services relate to the Fund; provided, however, that in the event that Parts I and II as they relate to the Fund are in conflict with the terms of this Agreement, the terms of this Agreement shall govern.

      5. State Street and the Fund further agree as follows:

         A. Proper Instructions. State Street shall be deemed to have received proper instructions upon receipt of written instructions signed by KCF's board of directors or by one or more person or persons as KCF's board of directors shall have from time to time authorized to give the particular class of instructions for different purposes. A copy of a resolution or action of the board of directors certified by the secretary or an assistant secretary of KCF may be received and accepted by State Street as conclusive evidence of the instruction of KCF's board of directors and/or the authority of any person or persons to act on behalf of the Fund and may be considered as in full force and effect until receipt of written notice to the contrary. Such instruction may be general or specific in terms. Oral instructions will be considered proper instructions if the Custodian reasonably believes them to have been by a person authorized by the board of directors to give such oral instructions with respect to the class of instruction in question. The Fund shall cause all oral instructions to be confirmed in writing.

         B. Investments, Limitations. In performing its duties generally, and more particularly in connection with the purchase, sale and exchange of securities made by or for the Fund, State Street may take cognizance of the provisions of the Trust Agreement of the Fund, as amended; provided, however, that except as otherwise expressly provided herein, State Street may assume unless and until notified in writing to the contrary that instructions purporting to be proper instructions received by it are not in conflict with or in any way contrary to any provision of the Trust Agreement of the Fund, as amended, or resolutions or proceedings of the board of directors of KCF.

      6. State Street and the Fund further agree as follows:

         A. Indemnification. State Street, as Depository and Custodian, shall be entitled to receive and act upon advice of counsel (who may be counsel for the Fund) and shall be without liability for any action reasonably taken or thing reasonably done pursuant to such advice; provided that such action is not in violation of applicable Federal or State laws or regulations or contrary to written instructions received from the Fund, and shall be indemnified by the Fund and without liability for any action taken or thing done by it in carrying out the terms and provisions of this Agreement in good faith and without negligence, misfeasance or misconduct. In order that the indemnification provision contained in this paragraph shall apply, however, if the Fund is asked to indemnify or save State Street harmless, the Fund shall be fully and promptly advised of all pertinent facts concerning the situation in question, and State Street shall use all reasonable care to identify and notify the Fund fully and promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Fund. The Fund shall have the option to defend State Street against any claim which may be the subject of this indemnification, and thereupon the Fund shall take over complete defense of the claim, and State Street shall initiate no further legal or other expenses for which it shall seek indemnification under this paragraph. State Street shall in no case confess any claim or make any compromise in any case in which the Fund will be asked to indemnify State Street except with the Fund's prior written consent.

         B. Expenses Reimbursement. State Street shall be entitled to receive from the Fund on demand reimbursement for its cash disbursements, expenses and charges, excluding salaries and usual overhead expenses, as set forth on Schedule A.

         C. Appointment of Agent. State Street, as Custodian, may appoint (and may remove) any other bank, trust company or responsible commercial agent as its agent to carry out such of the provisions of this Agreement as State Street may from time to time direct; provided, however, that the appointment of any such agent shall not relieve State Street of any of its responsibilities under this Agreement.

         D. Reliance on Documents. So long as and to the extent that it is in good faith and in the exercise of reasonable care, State Street, as Depository and Custodian, shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement, shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to constitute proper instructions under this Agreement and shall, except as otherwise specifically provided in this Agreement, be entitled to receive as conclusive proof of any fact or matter required to be ascertained by it hereunder a certificate signed by KCF's board of directors, the secretary or an assistant secretary of the Fund or any other person expressly authorized by the board of directors of KCF.

         E. Access to Records. Subject to security requirements of State Street applicable to its own employees having access to similar records within State Street and such regulations as to the conduct of such monitors as may be reasonably imposed by State Street after prior consultation with an authorized officer of the Fund, books and records of State Street pertaining to its actions under this Agreement shall be open to inspection and audit at reasonable times by the directors of, attorneys for, auditors employed by the Fund or any other person as KCF's board of directors shall direct.

         G. Record-Keeping. State Street shall maintain such records as shall enable the Fund to comply with the requirements of all Federal and State laws and regulations applicable to the Fund with respect to the matters covered by this Agreement and shall comply with the representations of Parts I and II as such representations relate to maintaining records of the Fund.

      7. The Fund shall pay State Street for its services as Custodian such compensation as shall be as specified in the attached Exhibit A. Such compensation shall remain fixed for two years from the date hereof, unless this Agreement is terminated as provided in section 8A, and shall remain fixed for an additional year in the event the Fund decides to continue this Agreement for such period; provided, however, that in the event either party terminates this Agreement as provided in section 8A State Street hereby guarantees and agrees that no new Agreement entered into between the parties shall require payment of compensation greater than that specified herein during such three year period.

      8. State Street and the Fund further agree as follows:

         A. Effective Period, Termination, Amendment and Interpretive and Additional Provisions. This Agreement shall become effective as of the date of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid, to the other party, such termination to take effect sixty (60) days after the date of such delivery or mailing; and further provided, that the Fund may by action of KCF's board of directors substitute another bank or trust company for State Street by giving notice as provided above to State Street. The Fund or State Street shall not amend or terminate this Agreement in contravention of any applicable Federal or State laws or regulations, or any provision of the Trust Agreement of the Fund, as amended, and provided, that prior to three years from the date hereof State Street shall not terminate this Agreement except in the event of the Fund's substantial default hereunder which default continues uncorrected after notice to the Fund of such default for thirty (30) days, such termination to take effect as provided above; provided, however, that in the event of such termination State Street shall remain as Custodian hereunder for a reasonable period thereafter if the Fund after using its best efforts is unable to find a Successor Custodian.

         In connection with the operation of this Agreement, State Street and the Fund may agree from time to time on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement, any such interpretive or additional provision to be signed by both parties and annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable Federal or State laws or regulations, or any provision of the Fund's Trust Agreement as amended. No interpretive provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

         B. Successor Custodian. Upon termination hereof or the inability of the Custodian to continue to serve hereunder, the Fund shall pay to State Street such compensation as may be due for services through the date of such termination and shall likewise reimburse State Street for its costs, expenses and disbursements incurred prior to such termination in accordance with paragraph 6-B of section II hereof and such reasonable costs, expenses and disbursements as may be incurred by State Street in connection with such termination.

         If a Successor Custodian is appointed by the board of directors of KCF in accordance with section l(b) of Article V of the Fund's Trust Agreement, as amended, State Street shall, upon termination, deliver to such Successor Custodian at the office of State Street, properly endorsed and in proper form for transfer, all securities then held hereunder, all cash and other assets of the Fund deposited with or held by it hereunder.

         If no such Successor Custodian is appointed, State Street shall, in like manner at its office, upon receipt of a certified copy of a resolution of the shareholders pursuant to section l(b) of Article V of the Fund's Trust Agreement, as amended, deliver such securities, cash and other properties in accordance with such resolutions.

         In the event that no written order designating a Successor Custodian or certified copy of a resolution of the shareholders shall have been delivered to State Street on or before the date when such termination shall become effective, then State Street shall have the right to deliver to a bank or trust company doing business in Boston, Massachusetts of its own selection, having an aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than $5,000,000, all securities, cash and other properties held by State Street and all instruments held by State Street and all instruments held by it relative thereto and all other property held by it under this Agreement. Thereafter, such bank or trust company shall be the Successor of State Street under this Agreement and subject to the restrictions, limitations and other requirements of the Fund's Trust Agreement and By-Laws, both as amended.

         In the event that securities, funds, and other properties remain in the possession of State Street after the date of termination hereof owing to failure of the Fund to procure the certified copy above referred to, or of KCF's board of directors to appoint a Successor Custodian, State Street shall be entitled to fair compensation for its services during such period and the provisions of this Agreement relating to the duties and obligations of State Street shall remain in full force and effect.

         C. Duplicate Records and Backup Facilities. State Street shall not be liable for loss of data, occurring by reason of circumstances beyond its control, including but not limited to acts of civil or military authority, national emergencies, fire, flood or catastrophe, acts of God, insurrection, war, riots, or failure of transportation, communication or power supply. However, State Street shall keep in a separate and safe place additional copies of all records required to be maintained pursuant to this Agreement or additional tapes, disks or other sources of information necessary to reproduce all such records. Furthermore, at all times during this Agreement, State Street shall maintain a contractual arrangement whereby State Street will have a back-up computer facility available for its use in providing the services required hereunder in the event circumstances beyond State Street's control result in State Street not being able to process the necessary work at its principal computer facility, State Street shall, from time to time, upon request from the Fund provide written evidence and details of its arrangement for obtaining the use of such a back-up computer facility. State Street shall use its best efforts to minimize the likelihood of all damage, loss of data, delays and errors resulting from an uncontrollable event, and should such damage, loss of data, delays or errors occur, State Street shall use its best efforts to mitigate the effects of such occurrence. Representatives of the Fund shall be entitled to inspect the State Street premises and operating capabilities within reasonable business hours upon reasonable notice to State Street, and, upon request of such representative or representatives, State Street shall from time to time as appropriate, furnish to the Fund a letter setting forth the insurance coverage thereon, any changes in such coverage which may occur and any claim relating to the Fund which State Street may have made under such insurance.

         D. Confidentiality. State Street agrees to treat all records and other information relative to the Fund confidentially and State Street on behalf of itself and its officers, employees and agents agrees to keep confidential all such information, except after prior notification to and approval by the Fund (which approval shall not be unreasonably withheld and may not be withheld where State Street may be exposed to civil or criminal contempt proceedings), when requested to divulge such information by duly constituted authorities or when so requested by a properly authorized person.

            (a) State Street and the Fund agree that they, their officers, employees and agents shall maintain all information disclosed to them by the other in connection with this agreement in confidence and will not disclose any such information to any other person, nor use such information for their own benefit or for the benefit of third parties without the consent in writing of the other; provided, however, that each party shall have the right to use any such information for its own necessary internal purposes while this Agreement is in effect. The provisions of the paragraph shall not apply to information which
(i) is in or becomes part of the public domain, or (ii) is demonstrably known previously to the party to whom it is disclosed, or (iii) is independently developed outside this Agreement by the party to whom it is disclosed or (iv) is rightfully obtained from third parties by the party to whom it is disclosed.

         9. The Fund shall not circulate any printed matter which contains any reference to State Street without the prior written approval of State Street, excepting solely such printed matter as merely identifies State Street as Depository or Custodian. The Fund will submit printed matter requiring approval to State Street in draft form, allowing sufficient time for review by State Street and its counsel prior to any deadline for printing.

         10. In the event of a reorganization of the Fund through a merger, consolidation, sale of assets or other reorganization, State Street; at the request of the Fund, shall act as Custodian for shares of any investment company or other company obtained in any such reorganization by the Fund for distribution to those Fund shareholders whose shares are represented by certificates. The Fund shall give notice to each such shareholder of his or her right to exchange his or her Fund shares represented by certificates for shares held by the Custodian upon surrender to the Custodian of his or her certificates representing such Fund shares properly endorsed and in proper form for transfer. Upon the surrender of such Fund certificates State Street will issue a certificate or certificates to the surrendering shareholder for an approximate number of shares held by State Street, unless such shareholder establishes an Open Account Plan or other similar account at that time in which case such shares will be credited to his or her account. State Street shall not be required to issue certificates for any fractional shares held by it. Instead, fractional interests in such shares shall be distributed to the shareholder in cash at their then current market value or, if the fractional share represents an interest in an investment company, it shall be redeemed by State Street at the then current redemption price for such shares and the proceeds of such redemption shall be distributed to such shareholder in cash. The Custodian shall not release to any shareholder any such shares held by it until such shareholder has properly surrendered for exchange his or her Fund shares represented by certificates.

         11. This Agreement is executed and delivered in the Commonwealth of Massachusetts and shall be subject to and be construed in accordance with the laws of said Commonwealth.

         12. Notices and other writings delivered or mailed postage prepaid to the Fund, c/o Keystone Custodian Funds, Inc., 99 High Street, 32nd Floor, Boston, Massachusetts 02110 or to State Street at 225 Franklin Street, Boston, Massachusetts 02110 or to such other address as the Fund or State Street may hereafter specify, shall be deemed to have been properly delivered or given hereunder to the respective address.

         13. It is understood and is expressly stipulated that neither the holders of shares in the Fund nor KCF's board of directors, officers or employees shall be personally liable hereunder, but only the assets of the Fund shall be bound.

         14. This Agreement shall be binding on and shall inure to the benefit of the Fund and State Street and their respective successors or assigns.

         15. State Street and the Fund hereby agree that the Custodian Agreement, dated August 1, 1963 between them shall terminate upon the effectiveness of this Agreement.

         16. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by a duly authorized officer as of the day and year first above written.

ATTEST: KEYSTONE CUSTODIAN FUNDS, INC., as Trustee for Keystone Custodian Fund, Series K-2

[illegible]                                 By: George S. Bissell
------------------------                        ------------------------------
                                                Chief Executive Officer


ATTEST:                                     STATE STREET BANK AND TRUST COMPANY

[illegible]                                     J.R. Towers
-------------------------                       --------------------------------
                                                Vice President

                                   SCHEDULE A

                      Keystone Custodian Fund, Series K-2

                      State Street Bank and Trust Company

          Custodian, Fund Accounting and Records Keeping Fee Schedule

I. Annual Fee

$6,000

II. Out-of-Pocket Expenses

    A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include the following:

    Telephone
    Postage and insurance
    Courier service
    Legal fees
    Supplies related to Fund records
    Duplicating
    Transfer fees
    Sub-Custodian charges
    Wire Service ($2.00 in or out)

III. Additional Services


    Any modifications, innovations, improvements or other changes made by State Street in the services and reports which it provides to other customers receiving its custodial, portfolio accounting and recordskeeping services without additional charges or fees shall be provided to the Fund at its request for no additional charge or fee.

                                   SCHEDULE B

I. Operating Plan - Fund Custodian Services

   1. Page 1

   a) Trade instructions by tape input compatible with the SPARK system will not be given.

   b) System 34 terminals will not be provided for trade input.

   2. Page 2

   a) Distributions will be charged against the custodian account and credited to the disbursement account on the payable date.

   b) Reports - improved or new SPARK Reports will be made available to the Fund at its request for no additional cost, if made available at no additional cost to other customers of State Street.

II. Fund Custodian Services

   A. Page 1

   1) The Fund will receive Custody and Full Accounting Services.

   B. Page 2

   1) Polaris Fund Inc. is now Keystone International Fund Inc.

III. I. Custodian Reports

   A. Page 1

   2) Analytics - Spark information reports - the Funds will receive none of these.

IV. KM - SSB Reports Comparison

   A. Page 1 - MASSCO Report

   1) (9) Different form with similar content to be prepared for Keystone Tax Free Fund (Massachusetts Fund for Tax Exempt Income) rather than Master Reserves Trust (MRT)

   2) (12) To be prepared for all Funds.

   3) (13) Trade Settlement Authorizations and all other reports as provided to the Keystone Funds will be provided MassCo Funds.

   4) (26) Initial instructions in memo from Mr. Joseph Naples. Instructions may be changed from time to time by proper instructions.

   5) (30) Letter to be supplied by Bradford Trust Company.

   6) (31) Report to be supplied by Bradford Trust Company.

   B. Keystone Reports

   1) (3) Information to be supplied by Open Order System.

   2) (16) Will be prepared manually by State Street. Calculations to be based on initial instructions provided under (4)(26) memo.

   3) (18) To be prepared by State Street.

   4) (30) New SPARK Report to be provided the Funds.

   5) (31) Pricing Quotes for foreign issues, restricted securities and private placements not otherwise available to State Street to be supplied by the Fund.

   6) (46) KIMCO Reports unnecessary.

   7) (58) State Street to prepare manually.

   8) (57) Keystone to provide.

   9) (70) New SPARK Report to be provided the Funds.

   10) (73) SPARK Report to be provided the Funds.

   11) (74) New SPARK Report and hard copy tape to be provided the Funds.

   12) (75) State Street to provide weekly report of fails for each Fund.

   13) All new SPARK reports must be reviewed and accepted by the Funds before they will be considered to comply with State Street's Custodian, Portfolio Accounting and Recordskeeping Agreements with the Funds, such acceptance not to be unreasonably withheld.

VI. Responses

   I. Fund Custodian Services

   a) Page 2

   Checkwriting privilege is $.35 per check - charged only for American Liquid Trust at this time. Other Fund agreements to be amended to include this charge if such privilege is ever offered to shareholders of other Funds.

   b) Page 3 (6) Individuals responsible for Fund services may change as long as the quality of the personnel is maintained.

   c) Page 6 (11) State Street is liable for the acts of its sub-custodians to the same extent that it is liable for the acts of its agents.

II. Exhibits

   1. Exhibit 1-2

   a) (6) Notices of corporate actions shall include, without limitation notices of class actions and bankruptcy actions in connection with issues held by the Funds.